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                                                                   Exhibit 10.18

                             [Bank of America Logo]

OCTOBER 4, 2005                                            Bank of America, N.A.
                                                  Commercial Real Estate Banking
                                                                   NC1-007-11-15
Mr. Frank Spencer                                         100 North Tryon Street
President                                                    Charlotte, NC 28255
Cogdell Spencer Advisors
4401 Barclay Downs Drive, Suite 300                            Tel  704.387.1318
Charlotte, NC 28209                                            Fax  704.333.2416


                              COGDELL SPENCER INC.
            $100,000,000 SENIOR UNSECURED REVOLVING CREDIT FACILITY
            -------------------------------------------------------

Gentlemen:

This letter is delivered to you in connection with the Mandate Letter of even date herewith (together with Summary of Terms attached thereto, the "Commitment Letter") among you, Bank of America, N.A. ("Bank of America"), Banc of America Securities LLC ("BAS"), Citigroup Global Markets Inc. ("Citi"), and Citicorp North America, Inc. ("Citicorp") regarding the arrangement and syndication of a senior unsecured credit facility in an aggregate principal amount of $100 million (the "Senior Credit Facility"). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter. In connection with, and in consideration of the agreements contained in, the Commitment Letter, you agree with Bank of America and BAS as follows:

          1. ARRANGEMENT FEE. You will pay a fee ("the Arrangement Fee") of 0.125%, half of which to BAS and half of which to Citi, for each its own account. Such Arrangement Fee shall be for the structuring and syndication of the Senior Credit Facility and shall be payable in full upon the Closing Date.

          2. UPFRONT FEE. You will pay to BAS, for the account of the Lenders (including Bank of America), a fee (the "Upfront Fee") of 0.25% of the aggregate principal amount of the Senior Credit Facility. Such Upfront Fee shall be for the Lenders' participation in the Senior Credit Facility and shall be payable in full upon the Closing Date. The Upfront Fee received by Bank of America and Citicorp shall be no less than the highest Upfront Fee (in basis points) received by any of the other Lenders.

          3. ADMINISTRATIVE AGENCY FEE. You will pay an annual administrative agent fee of $15,000.00 to Bank of America, for its own account as Administrative Agent for the Lenders under the Senior Credit Facility, annually in advance on the Closing Date and on each anniversary thereof, until the Senior Credit Facility are terminated in full. Bank of America reserves the right to review and adjust the annual administrative agent fee in consultation with you, on an annual basis and at the time a material amendment is requested, with any adjustment effective on the earlier of the date of any material amendment and the anniversary of the Closing Date.

          4. LETTER OF CREDIT FRONTING FEE. You will pay to the Fronting Bank for its own account a fronting fee equal to: (i) with respect to each commercial Letter of Credit, applicable LIBOR Margin as provided in Addendum I attached hereto of the stated amount of such Letter of Credit, payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit issued and
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outstanding, applicable LIBOR Margin as provided in Addendum I attached hereto per annum of the amount available to be drawn under such Letter of Credit, payable quarterly in arrears.

Bank of America and BAS reserve the right at any time (whether before or after the execution and delivery of the definitive loan documentation), after consultation with you, to change all or any of the terms, structure, tenor or pricing of the Senior Credit Facility (including, without limitation, adding call protection or prepayment premiums, adding a LIBOR floor, reallocating commitments among the Senior Credit Facility or any combination of the foregoing) if we determine that such changes are advisable in order to ensure a successful syndication thereof. The rights of Bank of America and BAS under this paragraph will survive execution of the definitive loan documentation and any borrowings thereunder and will continue in effect until such syndication efforts shall be completed (as determined by Bank of America and BAS). In the event that the definitive loan documentation is executed and delivered prior to the completion of such syndication and efforts, you agree that, you will execute any amendment to such definitive loan documentation deemed advisable by Bank of America and BAS to effect such changes and that any failure to do so shall be an event of default under the definitive loan documentation as though fully set forth therein.

All of the fees described above in this letter agreement shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Commitment Letter or the definitive documentation for the Senior Credit Facility. Bank of America reserves the right to allocate, in whole or in part, to BAS certain fees payable to Bank of America hereunder in such manner as Bank of America and BAS shall agree in their sole discretion.

Your obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

                                       Very truly yours,

                                       BANK OF AMERICA, N.A.

                                       By: /s/ Don M. Ward, Jr.
                                           ------------------------------------
                                           Name:  Don M. Ward, Jr.
                                                  ------------------------------
                                           Title: Vice President
                                                  -----------------------------

                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                           ------------------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN

Cogdell Spencer Limited Partnership
-----------------------------------\

By: /s/ Frank Spencer
    ------------------------------------
Name:  Frank Spencer
       -----------------------------
Title: President
       -----------------------------




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